[LETTERHEAD OF TLC THE LASER CENTER, INC.]

April 4, 1997

SENT BY FACSIMILE

Frances JK Brotherhood
3124 County Road 810
Alvarado, Texas
76009

Frances,

Further to our conversation of this morning, I am pleased to outline and formalize our agreement as follows:

Position:               Vice President, Corporate Development

Start Date:             March 31, 1997

Responsibilities:       o  Membership on Strategic Planning Team:
                           o  systems review
                           o  assist with integration of 20/20 and TLC
                           o  management structure and philosophy review

                        o Any other projects and responsibilities deemed appropriate as the TLC business evolves.

Automobile               Our current policy on car expenses is to reimburse @ 31
Allowance:               cents per mile for travel in the U.S. and @ 30 cents
                         per kilometer for travel in Canada. However, you have asked for $6,000.00 per year in lieu of this, which requires Elias' approval. I will advise you once I have discussed this with him.

Other Business           All reasonable expenses related to TLC business will be
Expenses:                reimbursed as per policy when Expense Reports are
                         submitted monthly and approved, along with all related original receipts, in accordance with TLC's Corporate
                         Finance Policies and Procedures which you are getting from Sabrina. A U.S. American Express Card will follow.

Health Care Plan:        You will be enrolled in TLC's family U.S. health care
                         plan which will take effect upon commencement of employment. I understand that the details of this plan have already been discussed with Nina and yourself and that you have already received the details in the package sent to you on February 7th.

Vacation:                You will be entitled to 4 weeks (20 business days)
                         vacation per annum based on your anniversary date as part of this employment agreement. Vacation cannot be taken until after its 'earned' unless pre-agreed upon.

Salary: $130,000 U.S. per annum paid bi-weekly. The possibility of upward salary adjustments will be tied to our salary and performance evaluations system effective September 1st of each year and/or any major change of responsibility. As a corporate employee you will also be eligible for Share Options which are distributed December 1st of each year in accordance with our Share Option Plan. A copy of the plan will be forwarded to you by Janet Craig. The normal eligibility period is 1 year of employment, which we are waiving in your case.

Frances, as also discussed, we are hiring you as a full-time employee at the full-time salary, however, we have agreed that in the short-term, you will be continuing with some personal consulting assignments which will not conflict with our business or your effectiveness. The continuation of these will be further discussed depending on your change of responsibilities.

I am also attaching the Confidentiality/Non-Compete Agreement that we agreed upon which, in essence, does not preclude you from working within the eye-care market, but does prevent you from working with a direct competitor in the refractive business. I hope that it meets your needs, as we discussed.

As far as severance arrangements are concerned, this was an area that we had not discussed, and since we do not have any such standard policy in place at this time, I will have to discuss this with Elias and Ron Kelly prior to making a commitment. However, I would not be uncomfortable with providing you a minimum of 3 months salary and benefit continuation upon commencement of your position until we implement a policy for the Senior Management group. Once this policy is in place, and if it is different, then you would automatically be eligible for that plan.

Once again, Frances, I hope the above meets with your approval and if so, please sign below.

We have received all of your completed benefit forms and the W4 form, as well as your void personal check. Thank you for your prompt attention in providing these to us.

I look forward to working with you!

Yours sincerely,


/s/ Maddie Walker

Maddie Walker
Chief Operating Officer

--------------------------------------------------------------------------------

I agree to be bound by the above, and acknowledge that it correctly sets out the arrangements agreed upon between us relating to my employment.


/s/ FJKB                                       04 APR 97
-----------------------------------            ---------------------------------
Frances JK Brotherhood                         Date


/s/ Brenda Holloway                            4-7-97
-----------------------------------            ---------------------------------
Witness                                        Date

                                     ===========================================
                                     [STATE           BRENDA HOLLOWAY
                                      SEAL]     Notary Public, State of Texas
                                             My Commission Expires Oct. 28, 1997
                                     ===========================================

This document is considered legal and binding if transmitted via facsimile.